  As filed with the Securities and Exchange Commission on February 20, 2001
                                                           Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                                ______________

                             BOSTON EDISON COMPANY
                       (Exact name of each registrant as
                           specified in its charter)

               MASSACHUSETTS                      04-1278810
     (State or other jurisdiction of          (I.R.S. Employer
     incorporation or organization)         Identification Number)

                                ______________

                              800 Boylston Street
                          Boston, Massachusetts 02199
                                (617) 424-2000
         (Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)

                                ______________

                                JAMES J. JUDGE
                             Boston Edison Company
                              800 Boylston Street
                          Boston, Massachusetts 02199
                                (617) 424-2000
             (Name and address, including zip code, and telephone
     number, including area code, of agent for service of process for each registrant)

                                ______________
                                With copies to:

                              DAVID A. FINE, ESQ.
                                 Ropes & Gray
                            One International Place
                          Boston, Massachusetts 02110
                                (617) 951-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering:

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
    Title of each class of                          Proposed maximum      Proposed maximum      Amount of
 securities to be registered      Amount to        offering price per    aggregate offering    registration
                              be registered (1)         unit (2)            price (1)(3)         fee (3)

Debt Securities.............     $368,000,000            ------             $368,000,000         $92,000
-----------------------------------------------------------------------------------------------------------

(1) In no event will the aggregate initial offering price of all debt securities issued from time to time pursuant to this Registration Statement exceed $368,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies. If debt securities are issued at original issue discount, Boston Edison Company may issue such higher principal amount as may be sold for an initial public offering price of up to $368,000,000 (less the dollar amount of any securities previously issued hereunder), or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies.
(2) The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(3) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included herein also relates to a total of $132,000,000 of debt securities of Boston Edison Company that are registered under Registration Statement No. 33-57840, which was declared effective on February 12, 1993.

                                ______________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+Information contained herein is subject to completion or amendment. A         +
+registration statement relating to these securities has been filed with the + +Securities and Exchange Commission. These securities may not be sold nor may +
+offers to buy be accepted prior to the time the registration statement        +
+becomes effective. This preliminary prospectus shall not constitute an offer + +to sell or the solicitation of an offer to buy nor shall there be any sale of + +these securities in any state in which such offer, solicitation or sale would + +be unlawful prior to registration or qualification under the securities laws +
+of any such state.                                                            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                    Subject to Completion, Dated February 20, 2001

                                 $500,000,000

                             Boston Edison Company

                                Debt Securities

                                 _____________

     We may offer and sell our unsecured debt securities from time to time in one or more series.

     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplements carefully before you invest.

     This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

     Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus or the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                 _____________

                  The date of this Prospectus is     , 2001.
                                 _____________

                               TABLE OF CONTENTS

                                                                              Page
                                                                              ----

ABOUT THIS PROSPECTUS........................................................    1
WHERE YOU CAN FIND MORE INFORMATION..........................................    1
THE COMPANY..................................................................    3
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES.............................    3
USE OF PROCEEDS..............................................................    3
DESCRIPTION OF DEBT SECURITIES...............................................    3
        General..............................................................    4
        Registration and Transfer............................................    5
        Payment and Place of Payment.........................................    5
        Events of Default....................................................    5
        Modification and Waiver..............................................    7
        Consolidation, Merger and Sale of Assets.............................    7
        Regarding the Trustee................................................    7
        Defeasance...........................................................    7
        Governing Law........................................................    8
GLOBAL SECURITIES............................................................    8
        BookEntry Issuance...................................................    9
PLAN OF DISTRIBUTION.........................................................   10
VALIDITY OF SECURITIES.......................................................   12
EXPERTS......................................................................   12

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, the "SEC," using a "shelf" registration process. Under this shelf process, we may from time to time sell the debt securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000.

     This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the terms of your debt securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the following order of priority:

     .    the prospectus supplement; and
     .    the prospectus.

You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information."

     Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "Boston Edison," the "Company," "we," "us," "our" or similar references mean Boston Edison Company.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement under the Securities Act of 1933 that registers the offer and sale of the securities described in this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

     In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

                             Public Reference Room
                            450 Fifth Street, N.W.
                                   Room 1024
                            Washington, D.C. 20549

                           Northeast Regional Office
                             7 World Trade Center
                                  Suite 1300
                           New York, New York 10048

                            Midwest Regional Office
                            500 West Madison Street
                                  Suite 1400
                         Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

     The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is:

                              http://www.sec.gov.

     You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

     This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition.

     . Annual Report on Form 10-K for the year ended December 31, 1999, as amended by the Form 10-K/A filed September 29, 2000.

     .    Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

     .    Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

     .    Quarterly Report on Form 10-Q for the quarter ended September 30,
          2000.

     We incorporate by reference additional documents that we may file with the SEC between the date of this prospectus and the date we sell all of the debt securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

     You can obtain any of the documents incorporated by reference in this prospectus from us, or from the SEC through the SEC's Internet world wide web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                             Boston Edison Company
                                   c/o NSTAR
                              Investor Relations
                              800 Boylston Street
                          Boston, Massachusetts 02199
                                (617) 424-3562

     We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, the information and representations contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                                  THE COMPANY

Boston Edison Company ("Boston Edison" or "the Company") is a regulated public utility incorporated in 1886 under Massachusetts law and is a wholly-owned subsidiary of NSTAR. NSTAR is Massachusetts' largest investor owned combined electric and gas utility. NSTAR transmits and delivers electricity to 1.1 million customers and natural gas to 250,0000 customers in over 100 communities in eastern Massachusetts. NSTAR is an exempt public utility holding company, and its utility subsidiaries in addition to the Company are Commonwealth Electric Company, Cambridge Electric Light Company, Canal Electric Company and Commonwealth Gas Company. Effective November 1, 2000, NSTAR's three retail electric companies, including the Company, began to operate under the NSTAR Electric brand name and Commonwealth Gas began to operate under the NSTAR Gas brand name. Although the companies will continue to maintain their separate corporate legal form, they are now operating on a "doing business as" basis. NSTAR's non-utility operations include telecommunications, district heating and cooling operations, and liquefied natural gas services.

Boston Edison currently supplies electricity at retail to an area of 590 square miles, including the city of Boston and 39 surrounding cities and towns. The population of the area served with electricity at retail is approximately 1.5 million. In 2000 Boston Edison served an average of approximately 681,000 customers. Boston Edison also supplies electricity at wholesale for resale to other utilities and municipal electric departments.

Harbor Electric Energy Company, a wholly-owned subsidiary of Boston Edison, provides distribution services and ongoing support to its sole customer, the Massachusetts Water Resource Authority's wastewater treatment facility located on Deer Island in Boston, Massachusetts.

               CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     Our consolidated ratios of earnings to fixed charges are as follows for the five most recent fiscal years and the twelve months ended September 30, 2000:

--------------------------------------------------------------------------------
                      Twelve Months
                          Ended
     Ratio of         September 30,           Years Ended December 31,
                      ------------      ------------------------------------
     Earnings to          2000(1)        1999 (1) 1998   1997   1996   1995
     Fixed                ----           ----     ----   ----   ----   ----
      Changes........
                          2.53x          2.84x    2.74x  2.50x  2.42x  2.01x
                          ----           ----     ----   ----   ----   ----
--------------------------------------------------------------------------------


(1) Fixed charges include interest expense related to securitization of approximately $35 million for the twelve months ended September 30, 2000 and approximately $20 million for year ended December 31, 1999. Excluding securitization interest, the ratios of earnings to fixed charges would be 3.32x for the twelve months ended September 30, 2000 and 3.22x for the year ended December 31, 1999.

                                USE OF PROCEEDS

     Unless the prospectus supplement indicates otherwise, we anticipate adding the net proceeds to be received from the sale of the debt securities to our general funds, which may be used for:

     . the payment at maturity of certain outstanding long-term indebtedness and equity securities;

     . the payment of capital expenditures for extensions, additions, improvements to the Company's plant and properties, or for the payment of obligations of the Company incurred for such expenditures;

     .    the refinancing of short-term and long-term securities; and/or

     . in the case of tax-exempt loans, required debt service reserve funds and similarly required funds.

Until all of the net proceeds are used, they may be temporarily invested in short-term interest-bearing securities.

                        DESCRIPTION OF DEBT SECURITIES

     We will issue the debt securities under an indenture dated as of September 1, 1988, between us and The Bank of New York (as successor to Bank of Montreal Trust Company), as trustee. A copy of the indenture is incorporated by reference as an exhibit to the registration statement that contains this prospectus.

     The following summary of provisions of the indenture is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indenture. The following summary describes the general terms of the debt securities. The prospectus supplement will include the particular terms of debt securities being offered which differ from or add to these general terms.

     The debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of Boston Edison.

General

     We may issue the debt securities from time to time, without limitation as to aggregate principal amount and in one or more series. Neither the indenture nor the debt securities will limit or otherwise restrict the amount of other indebtedness, including secured indebtedness, which we may incur or other securities which we may issue. As of December 31, 2000, we had an aggregate of $540,270,000 principal amount of debt securities outstanding under the indenture, consisting of five series.

     The prospectus supplement will include the particular terms of the debt securities, including:

 .    the title and series designation;

 .    the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial public offering price of the debt securities of that series;

 .    any rate or rates (or method for establishing the rate or rates) at which the debt securities shall bear interest;

 .    the date from which any interest shall accrue;

 .    any interest payment dates;

 .    the stated maturity date or dates on which principal is payable;

 .    whether the debt securities are to be issued in global form;

 .    any sinking fund requirements;

 .    any provisions for redemption, and the redemption price or prices;

 .    the denominations in which the debt securities shall be issuable;

 .    whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

 .    the place or places where payments on the debt securities shall be made and the debt securities may be presented for registration of transfer or exchange;

 .    whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

 .    if other than the full principal amount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities;

 .    any index used to determine the amount of payment of principal of (and premium, if any) or interest on the debt securities;

 .    the person to whom any interest on the debt securities of the series shall be payable if other than the registered holder;

 .    any additional or different events of default that apply to debt securities of the series and any change in the right of the trustee or the required holders of those debt securities to declare the principal thereof due and payable;

 .    any additional or different covenants that apply to debt securities of the series; and

 .    any other terms of the debt securities.

     We may issue debt securities as "original issue discount securities," which bear either no interest or interest at a rate which at the time of issuance is below market rates. These securities will be sold at a substantial discount below their principal amount. In the event that the maturity of an original issue discount security is accelerated, the amount payable to the holder upon acceleration will be determined in accordance with the terms of that security and the indenture, but will be an amount less than the amount payable at the stated maturity of the principal of the security. The prospectus supplement will describe special federal income tax and other considerations relating to original issue discount securities.

     The covenants contained in the indenture and the debt securities will not protect holders in the event of a sudden decline in our creditworthiness that might result from a recapitalization, restructuring, or other highly leveraged transaction.

Registration and Transfer

     Unless otherwise indicated in the prospectus supplement, we will issue each series of debt securities in registered form only, without coupons and in denominations of $1,000 or integral multiples thereof. Holders may present debt securities in registered form for registration of transfer or exchange for other debt securities of the same series at the corporate trust office of the trustee.

     No service charge will be made for any registration of transfer or exchange of the debt securities except to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange.

Payment and Place of Payment

     We will pay principal of and any premium and interest on the debt securities at the corporate trust office of the trustee. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Events of Default

     The following are "events of default" under the indenture with respect to any series of debt securities:

 .    default in the payment of any principal or premium when due and when that default has continued for three business days;

 .    default in the payment of any interest when due, which continues for 30 days;

 .    default in the deposit of any sinking fund payment when due and when that default has continued for three business days;

 .    default in the performance of any other obligation contained in the indenture for the benefit of debt securities of that series, which continues for 60 days after written notice;

 .    default in the payment of other indebtedness of $10,000,000 or more at its stated maturity;

 .    acceleration of other indebtedness in a principal amount of $10,000,000 or more, which is not annulled within 90 days after written notice;

 .    specified events in bankruptcy, insolvency or reorganization; and

 .    any other event of default provided with respect to debt securities of that series.

     If an event of default under the indenture occurs and continues for any series of debt securities, the trustee or the holders of at least 33% in aggregate principal amount of the outstanding securities of that series may declare the principal amount, or any lesser amount provided for in the debt securities of that series, to be due and payable immediately. After the trustee or the holders have accelerated a series of debt securities, but before the trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may, under specified circumstances, rescind and annul the acceleration.

     The holders of a majority in principal amount of the outstanding debt securities of any series may waive an event of default with respect to that series, except a default:

 .    in the payment of any amounts due and payable under the debt securities of that series; or

 .    in an obligation contained in, or a provision of, the indenture which cannot be modified under the terms of the indenture without the consent of each holder of outstanding debt securities of the affected series.

     The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that this direction is not in conflict with any rule of law or the indenture. Before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with the direction.

     A holder of any debt security of any series will have the right to institute a proceeding with respect to the indenture or for any remedy thereunder, if:

 .    that holder previously gave written notice to the trustee of a continuing event of default with respect to debt securities of that series;

 .    the holders of not less than 33% in aggregate principal amount of the outstanding debt securities of that series also shall have made written request to the trustee to institute the proceeding as trustee and offered the trustee indemnity satisfactory to the trustee;

 .    the trustee shall have failed to institute the proceeding within 60 days;
     and

 .    the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request during that 60-day period.

     However, any holder of a debt security has the absolute, unconditional right to institute suit for any defaulted payment after the due date for payment under that debt security.

     We are required to furnish to the trustee annually a statement as to the performance of our obligations under the indenture and as to any default in such performance.

Modification and Waiver

     The indenture may be modified and amended by us and the trustee through a supplemental indenture, with the consent of holders of at least a majority in principal amount of each series of debt securities affected. However, without the consent of each holder of any debt security affected, we may not amend or modify any indenture to:

 .    change the stated maturity date of the principal, or any installment of principal of or interest on, any debt security;

 .    reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of any debt security;

 .    reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

 .    change the place or currency of payment of principal of, or any premium or interest on, any debt security;

 .    impair the right to institute suit for the enforcement of any payment with respect to any debt security;

 .    reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture;

 .    reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default; or

 .    change any obligation of ours to maintain an office or agency in each place of payment.



Consolidation, Merger and Sale of Assets

     We may consolidate or merge with or into any other corporation, and we may convey, transfer or lease all or substantially all of our assets to any corporation, provided that:

 .    the resulting corporation, if other than us, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations on the debt securities under the indenture;

 .    we are not, or any successor corporation is not, immediately after any consolidation or merger, in default under the indenture; and

 .    other specified conditions are met.

Regarding the Trustee

     The Bank of New York (as successor to Bank of Montreal Trust Company) is the trustee and paying agent under the indenture. We maintain banking relationships with the trustee and affiliates of the trustee in the ordinary course of business.

Governing Law

     The indenture is, and the debt securities will be, governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

                               GLOBAL SECURITIES

     We may issue the debt securities in whole or in part in the form of one or more fully registered global securities, each a "global security" that will be deposited with, or on behalf of, a depository. Unless otherwise indicated in the prospectus supplement, the depository will be The Depository Trust Company ("DTC") and the debt securities will be registered in the name of Cede & Co. or another nominee of DTC.

     The specific terms of the depository arrangement with respect to any debt securities will be described in the prospectus supplement. We anticipate that the following provisions will apply to all depository arrangements.

     So long as the depository or its nominee is the holder of a global security, the depository or the nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security representing debt securities:

     . will not be entitled to have the debt securities registered in their names;

     . will not receive or be entitled to receive physical delivery of the debt securities in definitive form; and

     . will not be considered the owners or holders of the debt securities under the indenture.

     Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depository and, if that person is not a participant in the depository, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indenture. We understand that, under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depository will authorize the participants holding the relevant beneficial interest to give or take that action, and the participants will authorize beneficial owners owning through them to give or take (or direct the participants to give or take) that action.

     Payments of principal of or any premium and interest on debt securities represented by a global security will be made to the depository or its nominee as the registered holder of the global security representing the debt securities. Neither Boston Edison, the trustee for the debt securities, any paying agent for the debt securities nor the securities registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for the debt securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Global debt securities may be exchanged for definitive debt securities only if:

     . the depository has notified us that it is unwilling or unable to continue as depository for the global debt security or has ceased to be a clearing agency registered under the Securities Exchange Act of 1934;

     . there shall have occurred and be continuing an event of default with respect to the debt securities represented by the global debt security; or

     . we decide, in our discretion, that the global debt security shall be exchangeable.

     Unless and until it is exchanged in whole or in part for debt securities in definitive form in the manner described above, a global security may not be transferred except as a whole by the depository to a nominee of the depository, by a nominee of the depository to the depository or another nominee of the depository, or by the depository or any such nominee to a successor of the depository or a nominee of such successor.

Book-Entry Issuance

     DTC has advised us that:

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

     DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts. This eliminates the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly ("indirect participants"). The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each debt security (a "beneficial owner") is in turn recorded on the direct and indirect participants' records. DTC will maintain accounts showing the debt security holdings of its participants, and these participants will in turn maintain accounts showing the debt security holdings of their customers. Some of these customers may themselves be securities intermediaries holding debt securities for their customers. Thus, each beneficial owner of a book-entry debt security will hold that debt security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

     Beneficial owners will not receive written confirmation from DTC of their purchases. Instead, beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased the debt securities. Transfers of ownership interests in the debt securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

     DTC has no knowledge of the actual beneficial owners of the debt securities. DTC's records reflect only the identity of the direct participants to whose accounts those debt securities are credited, which may or may not be the beneficial owners. The participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, and the voting rights of direct participants, indirect participants and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices will be sent to Cede & Co. (or other DTC nominee) as the registered holder of the debt securities. If less than all of the debt securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

     Although voting with respect to the debt securities is limited to the holders of record of the debt securities, in those instances in which a vote is required, neither DTC nor Cede & Co. (or other DTC nominee) will itself consent or vote with respect to the debt securities. Under its usual procedures, DTC will mail an omnibus proxy to the trustee as soon as possible after the record date. An omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date, who are identified in a listing attached to the omnibus proxy.

     Redemption proceeds and distribution payments on the debt securities will be made by Boston Edison or the trustee to Cede & Co. (or other DTC nominee) as registered holder of the debt securities. DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on that payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of participants and not of DTC, the trustee or Boston Edison, subject to any applicable statutory or regulatory requirements. Payment of redemption proceeds and distributions to DTC is the responsibility of Boston Edison or the trustee, and disbursements of those payments to the beneficial owners is the responsibility of direct and indirect participants.

     DTC may discontinue providing its services as securities depository with respect to any of the debt securities at any time by giving reasonable notice to the trustee and us. Under these circumstances, in the event that a successor securities depository is not obtained, definitive certificates representing such debt securities are required to be printed and delivered. Additionally, we, at our option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, definitive certificates for such debt securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we assume no responsibility for the accuracy thereof. Neither we nor the trustee has any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.


                             PLAN OF DISTRIBUTION

     We may sell securities:

 .    to the public through a group of underwriters managed or co-managed by one or more underwriters;

 .    through one or more agents; or

 .    directly to purchasers.

     The distribution of the securities may be effected from time to time in one or more transactions:

 .    at a fixed price or prices, which may be changed from time to time;

 .    at market prices prevailing at the time of sale;

 .    at prices related to those prevailing market prices; or

 .    at negotiated prices.

     Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

     The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

 .    the name or names of any agents or underwriters;

 .    the public offering or purchase price;

 .    any discounts and commissions to be allowed or paid to the agent or underwriters;

 .    all other items constituting underwriting compensation;

 .    any discounts and commissions to be allowed or paid to dealers; and

 .    any exchanges on which the securities will be listed.

     Only the agents or underwriters named in the prospectus supplement are agents or underwriters in connection with the securities being offered.

     We may agree to enter into an agreement to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments the agents or the underwriters may be required to make.

     Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our affiliates in the ordinary course of business.

     The debt securities will be new issues of securities and will have no established trading market. Unless otherwise indicated in the prospectus supplement relating to a specific issuance of debt securities, the debt securities will not be listed on a national securities exchange or the Nasdaq National Market. We can give no assurance as to the liquidity of or the existence of trading markets for the debt securities.

                            VALIDITY OF SECURITIES

     The validity of the securities will be passed upon by Ropes & Gray for Boston Edison.

                                    EXPERTS

     The consolidated financial statements of Boston Edison Company included in Boston Edison Company's Annual Report on Form 10-K, as amended by Form 10-K/A filed on September 29, 2000, for the year ended December 31, 1999, which is incorporated by reference in this prospectus, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                             Boston Edison Company



                                 $500,000,000





                                DEBT SECURITIES



                               _________________

                                  PROSPECTUS
                                      , 2001



     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the debt securities in any state where the offer is not permitted.

     The information contained in this prospectus is current only as of the date stated on the cover.

                                   PART II.

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.

        ------------------------------------------------------------------

          Registration fee under the Securities Act of 1933..  $ 92,000
          Fees of rating agencies............................  $100,000*
          Trustees' fee and expenses.........................  $  6,000*
          Printing and engraving.............................  $ 30,000*
          Accounting services................................  $ 50,000*
          Legal fees of Registrant's counsel.................  $ 70,000*
          Miscellaneous                                        $ 12,000*
        ------------------------------------------------------------------

          Total..............................................  $360,000
                                                               ========
        ------------------------------------------------------------------
_____________
*Estimated

ITEM 15.  Indemnification of Directors and Officers.

      Section 9 of the Company's By-laws provides as follows:

      SECTION 9.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

            The corporation shall, to the extent legally permissible, indemnify each of its director and officers (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person's being or having been such a director, officer or trustee, except with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Each director and officer of the corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account of the corporation, reports made to the corporation by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the directors, or upon other records of the corporation. Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid by the corporation if its is ultimately determined that indemnification for such expenses is not authorized under this section. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in this section, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this section shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

      Section 67 of Chapter 156B of the Massachusetts General Laws provides that indemnification of directors and officers may be provided to the extent specified or authorized by the articles of organization or bylaws.

      NSTAR has purchased two-part policies of insurance covering directors' and officers' liability and reimbursement of NSTAR and the Company for indemnification of a director or officer. The policies covering directors' and officers' liability provide for payment on behalf of a director or officer of any Loss (defined to include among other things damages, judgments, settlements, costs and expenses) arising from claims against such director or officer by reason of any Wrongful Act (as defined) subject to certain exclusions.

      For the undertaking with respect to indemnification, see Item 17 herein.

ITEM 16.  Exhibits.

Exhibit No.    Description

4.1 Indenture dated as of September 1, 1988 between Boston Edison and The Bank of New York (as successor to Bank of Montreal Trust Company), as trustee.*

5.1 Opinion of Ropes & Gray regarding the legality of the securities being offered.

12.1   Statement regarding the computation of ratios.

23.1   Consent of PricewaterhouseCoopers LLP.

23.2   Letter of PricewaterhouseCoopers LLP.

24.1   Power of Attorney (included as part of signature page attached hereto).

25.1   Statement of Eligibility and Qualification of Trustee on Form T-1.
____________________
       *Incorporated herein by reference to SEC Docket No. 1-2301 Form 10-Q for the quarter ended September 10, 1988.

        The form or forms of debt securities with respect to each offering of debt securities registered hereunder will be filed as an exhibit to a Current Report on Form 8-K of Boston Edison and will be incorporated herein by reference.

ITEM 17.  Undertakings

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein; and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The Registrant hereby also undertakes:

     a. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          2. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          3. To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          4. To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (1)(i) and 1(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                       SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 20th day of February, 2001.

                              Boston Edison Company

                              By:
                                    /s/ James J. Judge
                              --------------------------------------------------
                              Senior Vice President,
                              Treasurer and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     In addition, the undersigned officers and directors of Boston Edison, hereby severally constitute and appoint James J. Judge and Douglas S. Horan and each of them singly, their true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments (including post-effective amendments and any registration statements relating to the same offering effective upon filing pursuant to Rule 462(b)) or supplements to the Registration Statement on Form S-3 of Boston Edison, and generally to do all such things in our name and on our behalf in our capacities indicated below to enable Boston Edison to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be required by our said attorneys or any of them, to any and all said amendments.

Signature                   Title                                   Date
---------                   -----                                   ----

/s/ Thomas J. May           Chairman of the Board, Chief       February 20, 2001
-------------------------   Executive Officer and Director
Thomas J. May               (Principal Executive Officer)


/s/ James J. Judge          Senior Vice President, Treasurer,  February 20, 2001
-------------------------   Chief Financial Officer and
James J. Judge              Director (Principal Financial
                            Officer)


/s/ Robert J. Weafer, Jr.   Vice President, Chief Accounting   February 20, 2001
-------------------------   Officer and Controller (Principal
Robert J. Weafer, Jr.       Accounting Officer)


/s/ Russell D. Wright       President, Chief Operating Officer February 20, 2001
-------------------------   and Director
Russell D. Wright

                                 EXHIBIT INDEX

Exhibit No. Description

4.1 Indenture dated as of September 1, 1988 between Boston Edison and The Bank of New York (as successor to Bank of Montreal Trust Company), as trustee.*
5.1 Opinion of Ropes & Gray regarding the legality of the securities being offered.
12.1        Statement regarding the computation of ratios.
23.1        Consent of PricewaterhouseCoopers LLP.
23.2        Letter of PricewaterhouseCoopers LLP.
24.1 Power of Attorney (included as part of signature page attached hereto).
25.1        Statement of Eligibility and Qualification of Trustee on Form T-1.

____________________
*Incorporated herein by reference to SEC Docket No. 1-2301 Form 10-Q for the quarter ended September 10, 1988.